Exhibit 10.21

WAIVER AND CONSENT

WAIVER AND CONSENT, dated as of February 25, 2004 (“Waiver and Consent”), to the Credit Agreement dated as of May 20, 2003 (the “Credit Agreement”), among MUZAK HOLDINGS LLC (“Holdings”), MUZAK LLC as Borrower (the “Borrower”), the lenders from time to time parties thereto (the “Lenders”), BEAR, STEARNS & CO. INC. and LEHMAN BROTHERS INC., as Joint Lead Arrangers, LEHMAN COMMERCIAL PAPER INC. and FLEET NATIONAL BANK, as Co-Syndication Agents, GENERAL ELECTRIC CAPITAL CORPORATION, as Documentation Agent and BEAR STEARNS CORPORATE LENDING INC., as Administrative Agent (“Administrative Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

WHEREAS, Holdings, the Borrower and the Required Lenders have entered into a waiver and consent, dated as of December 30, 2003 (the “Original Waiver”), pursuant to which the Required Lenders consented to the sale of all of the Borrower’s assets related to its closed circuit television business as previously identified to the Required Lenders (the “CCTV Sale”);

WHEREAS, the CCTV Sale has not been consummated by January 31, 2004 as contemplated by the Original Waiver and may not otherwise be consummated on the terms set forth in the Original Waiver;

WHEREAS, the Borrower wishes to obtain the consent of the Required Lenders to consummate the CCTV Sale in the future for aggregate consideration of not less than $1.0 million (including the fair market value of any property received) (the “CCTV Purchase Price”), which sale may be to Teknovation Corporation or to any one or more other third parties selected by the Borrower and reasonably acceptable to the Administrative Agent;

WHEREAS, pursuant to Section 10.1 of the Credit Agreement the consent of the Required Lenders is necessary to effect this Waiver and Consent;

NOW, THEREFORE, in consideration of the premises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1. CONSENT

Subject to the satisfaction of the conditions precedent set forth in Section 5 of this Waiver and Consent, the Required Lenders hereby consent to:

(a)	the consummation of the CCTV Sale to one or more third parties (including, without limitation, Teknovation Corporation) that are not Affiliates of the Borrower (or the Sponsors) and selected by Borrower and reasonably acceptable to the Administrative Agent (collectively, the “Buyer”) for aggregate consideration (including the fair market value (as determined in good faith by the Borrower) of any property received) of not less than the CCTV Purchase Price, which may be deferred in whole or in part in accordance with the definitive documentation regarding the CCTV Sale (any such deferred amount, the “Deferred Consideration”); provided that such Deferred Consideration shall be payable to the Borrower on or prior to the third anniversary of the consummation of the CCTV Sale;

(b)	the extension of credit by Borrower to Buyer represented by the Deferred Consideration, if any; and

(c)	any actions performed by the Administrative Agent at the request of Borrower having the effect of releasing Collateral to the extent necessary to permit consummation of the CCTV Sale.

SECTION 2. WAIVER

Subject to the satisfaction of the conditions precedent set forth in Section 5 of this Waiver and Consent, the Required Lenders hereby waive:

(a)	any Default or Event of Default that may arise as a result of CCTV Purchase Price exceeding the $1.0 million per fiscal year limit set forth in Section 7.5(e) of the Credit Agreement; provided that the Purchase Price shall count against the $5.0 million limitation provided in such section; and

(b)	any Default or Event of Default that may arise as a result of the Deferred Consideration, if any, representing an extension of credit not permitted under Section 7.8 of the Credit Agreement.

SECTION 3. ACKNOWLEDGEMENTS

(a)

Nothing in this Waiver and Consent shall waive Section 7.5(e) of the Credit Agreement in connection with the limitation upon the disposition of property having a fair market value in excess of $5.0 million from May 20, 2003, and the amount available to make Asset Sales pursuant to Section 7.5(e) of the

Credit Agreement shall be permanently reduced by an amount equal to the CCTV Purchase Price; and

(b)	The CCTV Sale shall constitute an Asset Sale, and the CCTV Purchase Price, upon receipt from time to time thereof, shall constitute Net Cash Proceeds. Pursuant to Section 3.2(b) of the Credit Agreement, Borrower (i) by execution of this Waiver and Consent, shall be deemed to have delivered a Reinvestment Notice on each date of receipt of such Net Cash Proceeds and (ii) shall reinvest such Net Cash Proceeds as provided by the Credit Agreement; provided that any amount of such Net Cash Proceeds not reinvested in accordance with the Credit Agreement shall constitute a Reinvestment Prepayment Amount.

SECTION 4. REPRESENTATIONS AND WARRANTIES

(a)	Holdings, Borrower and their respective Subsidiaries have taken all necessary action to authorize the execution, delivery and performance of this Waiver and Consent.

(b)	The execution, delivery and performance of this Waiver and Consent will not violate: (i) the Certificate of Incorporation and By-Laws or other organizational or governing documents of Holdings, Borrower or any of their respective Subsidiaries; (ii) any law, treaty, rule or regulation or determination of an arbitrator or a court or other nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory or other organization (including the National Association of Insurance Commissioners), in each case applicable to or binding upon Holdings, Borrower or any of their respective Subsidiaries or any of their property to which they or any of their property are subject; or (iii) any provision of any written agreement, written instrument or other written undertaking to which Holdings, Borrower or any of their respective Subsidiaries is a party or by which any of their property is bound.

(c)	All of the representations and warranties in the Credit Agreement, after giving effect to this Waiver and Consent, are true and correct in all material respects on and as of the date hereof as if made on the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(d)	After giving effect to the waivers described in Section 1 hereof, no Default or Event of Default has occurred and is continuing.

SECTION 5. CONDITIONS TO EFFECTIVENESS

The effectiveness of this Waiver and Consent is subject to the following conditions precedent (unless specifically waived in writing by the Administrative Agent), each to be in form and substance satisfactory to the Administrative Agent:

(a)	Borrower shall have paid to the Lenders’ counsel all reasonable legal costs, fees and expenses;

(b)	All corporate and other proceedings taken or to be taken in connection with this Waiver and Consent and all documents incidental thereto, whether or not referred to herein, shall be satisfactory in form and substance to the Administrative Agent and its legal counsel;

(c)	The Administrative Agent shall have received duly executed counterparts of this Waiver and Consent which, when taken together, bear the authorized signatures of the Borrower, Holdings and the Required Lenders; and

(d)	After giving effect to the waivers described in Section 1 hereof, no Default or Event of Default has occurred and is continuing.

SECTION 6. MISCELLANEOUS

(a)	This Waiver and Consent may be executed by the parties hereto in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.

(b)	THIS WAIVER AND CONSENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

(c)	Except as expressly provided herein, this Waiver and Consent shall not constitute a consent or waiver to or modification of any other provision, term or condition of the Credit Agreement or any other Loan Document. All terms, provisions, covenants, representations, warranties, agreements and conditions contained in the Credit Agreement and the other Loan Documents are ratified and confirmed in all respects and shall remain in full force and effect.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Consent to be duly executed as of the date first above written.

MUZAK LLC, as Borrower

By:	/s/ Catherine Walsh

Name: Catherine Walsh Title: Treasurer

MUZAK HOLDINGS LLC

By:	/s/ Catherine Walsh

Name: Catherine Walsh Title: Treasurer

Waiver and Consent

S-     of S-

BEAR STEARNS CORPORATE LENDING INC., as Administrative Agent and a Lender

By:	/s/ Victor Bulzacchelli

Name: Victor Bulzacchelli Title: Authorized Agent

Waiver and Consent

S-     of S-

LEHMAN COMMERCIAL PAPER INC., as Lender

By:

Name: Title:

Waiver and Consent

S-     of S-

FLEET NATIONAL BANK, as Lender

By:	/s/ Kay H. Campbell

Name: Kay H. Campbell Title: Director

Waiver and Consent

S-     of S-

GENERAL ELECTRIC CAPITAL CORPORATION, as Lender

By:	/s/ Bhupesh Gupta

Name: Bhupesh Gupta Title: Duely Authorized Signatory

Waiver and Consent

S-     of S-

CANPARTNERS INVESTMENTS IV, LLC, as Lender

By:

Name: Title:

Waiver and Consent

S-     of S-

CANYON CAPITAL CLO 2004-1 LTD., as Lender

By:

Name: Title:

Waiver and Consent

S-     of S-

GOLDENTREE HIGH YIELD OPPORTUNITIES I, L.P., as Lender

By:	/s/ Frederick S. Haddad

Name: Frederick S. Haddad Title:

Waiver and Consent

S-     of S-

GOLDENTREE HIGH YIELD OPPORTUNITIES II, L.P., as Lender

By:	/s/ Frederick S. Haddad

Name: Frederick S. Haddad Title:

Waiver and Consent

S-     of S-